Exhibit 3.3

Restated electronically for SEC filing purposes only.

BY-LAWS

OF

FIRST PULASKI NATIONAL CORPORATION

ARTICLE  I
OFFICES

        The principal office of the corporation in the State of Tennessee shall be located in the City of Pulaski, County of Giles.  The corporation may have such other offices, either within or without the State of incorporation as the Board of Directors may designate or as the business of the corporation may from time to time require.

ARTICLE II
STOCKHOLDERS

1.  ANNUAL MEETING.

        The annual meeting of the stockholders shall be set annually by the Board of Directors each year, beginning with the year 1981, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

2.  SPECIAL MEETINGS.

        Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, President or by the directors, and shall be called by the President at the request of the holders of not less than 25 percent of all the outstanding shares of the corporation entitled to vote at the meeting.

3.  PLACE OF MEETING.

        The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors.  A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State unless otherwise prescribed by statute, as the place for holding such meeting.  If no designation is made, or if a special meeting be otherwise called, the place shall be the principal office of the corporation.

4.  NOTICE OF MEETING.

        Written or printed notice stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting, shall be delivered either personally or by mail by or at the direction of the Chairman of the Board, President, Secretary, officer, person or persons calling the meeting, to each stockholder entitled to vote at the meeting.  If mailed, such notice shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, and shall be deemed to be delivered when deposited in the United States Mail addressed to the stockholder at his address as it appears on the stock transfer or membership books of the corporation, with postage thereon pre-paid.  If delivered personally, such notice shall be delivered not less than five (5), nor more than sixty (60) days before the date of the meeting, and shall be deemed delivered when actually received by the shareholder.  A certificate of the Secretary or other person giving the notice, or a transfer agent of the corporation, that the notice required by the section has been given, in the absence of fraud, shall be prima facie evidence of the facts therein stated.

5.  WAIVER OF NOTICE.

        A stockholder, either before or after a stockholders' meeting, may waive notice of the meeting; and his waiver shall be deemed the equivalent of giving notice. Attendance at a stockholders' meeting, either in person or by proxy, of a person entitled to notice, shall constitute a waiver of notice of the meeting unless he attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

6.  JUDGES OF ELECTIONS.

        Every election of directors shall be managed by three judges, who shall be appointed from among the stockholders by the Board of Directors.  The judges of elections shall hold and conduct the election at which they are appointed to serve; and, after the election, they shall file with the Secretary a certificate under their hands, certifying the result thereof and the name of the directors elected.  The judges of election, at the request of the chairperson of the meeting, shall act as tellers of any other vote by ballot, taken at such meeting, and shall certify the result thereof.

7.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

        For the purpose of determining stockholders entitled to notice of or entitled to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, forty days.  If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting.  In lieu of closing the stock transfer books, the board may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

8.  QUORUM AND ADJOURNMENTS.

        At any meeting of stockholders fifty percent of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.  If less than said number of the outstanding share are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time.  Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary.  At such adjournment meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

9.  PROXIES.

        At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact.  Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.  A proxy shall not be valid after eleven months from the date of its execution unless a longer period is expressly stated in it.

10.  VOTING.

        Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote standing in his name on the books of the corporation. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or by the laws of this State.

11.  ORDER OF BUSINESS.

        The order of business at all meetings of the stockholders shall be as follows:

        a.  Proof of notice of meeting or waiver of notice.

        b.  Reading of minutes of preceding meeting.

        c.  Reports of Officers.

        d.  Election of Directors.

        e.  Unfinished Business.

        f.  New Business.

12. INFORMAL ACTION BY STOCKHOLDERS.

        Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III
BOARD OF DIRECTORS

1.  GENERAL POWERS.

        The business and affairs of the corporation shall be managed by its board of directors.  The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws, the Charter of Incorporation, and the laws of this State.

2.  NUMBER, TENURE AND QUALIFICATIONS.

        The number of directors of the Corporation shall be at least five (5) and not more than thirty-five (35) as the Board of Directors shall from time to time determine.  Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.  Only persons who are nominated in accordance with the procedures set forth in this Section 2 shall be eligible for election as a Director.  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 2.  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation.  To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation within the time periods set forth in Rule 14a-8(a)(3) enacted pursuant to the Securities Exchange Act of 1934, as amended.  Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder.  Any nominations for directors not in accordance with this requirement may be disregarded by the Chairman of the meeting, and upon instruction by the chairman, votes cast for each such nominee shall be disregarded.  In the event, however, a person should be nominated by more than one stockholder, and if one such nomination complies with this requirement, such nomination shall be honored, and all shares voted for such nominees shall be counted.

        No person shall be nominated as a director who shall have attained the age of seventy-five (75) years, on or before the annual meeting at which directors are to be elected. However, the foregoing requirement, as to age, shall not apply to any person holding directorship on March 1, 1983, that is on said date seventy-five (75) years of age or older; however, the age restriction of seventy-five (75) years shall not apply to Parmenas Cox, presently Senior Chairman of the Board.

3.  HONORARY DIRECTORS.

        The stockholders may from time to time elect honorary directors who shall be chosen from individuals who have previously served as directors of the corporation and these honorary directors shall act in an advisory capacity only, without power of final decision nor the power to vote in matters concerning the business of the corporation.

4.  REGULAR MEETINGS.

        A regular meeting of the directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.  The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

5.  SPECIAL MEETINGS.

        Special meetings of the directors may be called by or at the request of the Chairman of the Board, the President or any two directors.  The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

6.  NOTICE.

        Notice of any special meeting shall be given at least five days previously thereto by written notice delivered personally, or by telegram mailed to each director at his business address.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.  If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

7.  WAIVER OF NOTICE.

        A director may waive in writing notice of a special meeting of the Board either before or after a meeting; and his waiver shall be deemed the equivalent of giving notice.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

8.  QUORUM.

        At any meeting of the directors a majority of the directors in office shall constitute a quorum for the transaction of business.  If a quorum is present, the acts of a majority of the directors in attendance shall be the acts of the Board.

9.  ADJOURNMENT.

        A meeting of the Board of Directors may be adjourned.  Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is to be taken, shall not be necessary.  At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

10.  NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

        Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists.  Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders.  A director elected to fill a vacancy caused by resignation, death, or removal shall be elected to hold office for the unexpired term of his predecessor.

11.  REMOVAL OF DIRECTORS.

        Any or all of the directors may be removed for cause by vote of the stockholders.  Directors may be removed without cause only by vote of a majority of the stockholders entitled to vote at a regular or special meeting.

12.  RESIGNATION.

        A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation.  Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

13.  COMPENSATION.

        Directors shall not receive a salary for their services as a director; but by resolution of the board, a fixed sum and expenses for each regular or special meeting of the board may be authorized.  Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of standing and special committees of the Board may also be compensated for their services and expenses for attending committee meetings as the board may, by resolution, direct.

14.  PRESUMPTION OF ASSENT.

        A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

15.  EXECUTIVE AND OTHER COMMITTEES.

        The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of three or more directors.  Each such committee shall serve at the pleasure of the board.

16.  INFORMAL ACTION.

        If all the directors severally and collectively consent in writing to any action taken or to be taken by the corporation and the writing or writings evidencing their consent are filed with the Secretary of the corporation, the action shall be as valid as though it had been authorized at a meeting of the Board.

ARTICLE IV
OFFICERS

1.  NUMBER.

        The officers of the corporation shall be a Chairman of the Board, President, one or more vice-presidents, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors. Any officer other than the Chairman of the Board and President may be, but is not required to be, a director of the corporation.

2.  ELECTION AND TERM OF OFFICE.

        The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3.  REMOVAL.

        Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.  VACANCIES.

        A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.

5.  CHAIRMAN OF THE BOARD.

        The Chairman of the Board shall supervise the carrying out of the policies adopted or approved by the Board.  He shall have general executive powers, as well as the specific power conferred by these By-laws.  He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to him by the Board of Directors.

6.  PRESIDENT.

        The President shall be chief executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation.  He shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the directors.  He may sign, with the secretary or any other proper officer of the corporation, thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

7.  VICE-PRESIDENT.

        In the absence of the President or in event of his death, inability or refusal to act, the vice-president designated by the board shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Such vice-president or other vice-presidents shall perform such other duties as from time to time may be assigned to him by the president or by the directors.

8.  SECRETARY.

        The secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books for the corporation and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

9.  TREASURER.

        If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine.  He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or by the directors.

10.  SALARIES.

        The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation. The salaries of other agents or employees of the corporation may be fixed by the Board of Directors or by an officer or committee to whom that function has been delegated by the Board.

11.  DELEGATION OF DUTIES.

        Whenever an officer is absent or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

ARTICLE V
CONTRACTS, LOANS, CHECKS AND DEPOSITS

1.  CONTRACTS.

        The directors may authorize any officer or officer, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

2.  LOANS.

        No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors.  Such authority may be general or confined to specific instances.

3.  CHECKS, DRAFTS, ETC.

        All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

4.  DEPOSITS.

        All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the directors may select.

ARTICLE VI
CERTIFICATES FOR SHARES AND THEIR TRANSFER

1.  CERTIFICATES FOR SHARES.

        Certificates representing shares of the corporation shall be in such form as shall be determined by the directors.  Such certificates shall be signed by the President and by the secretary or by such other officers authorized by law and by the directors.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the directors may prescribe.

2.  TRANSFERS OF SHARES.

        (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office.

        (b) The corporation shall be entitled to tract the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this State.

ARTICLE VII
FISCAL YEAR

        The fiscal year of the corporation shall begin on the first day of January in each year.

ARTICLE VIII
DIVIDENDS

        The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions allowed by law.

ARTICLE IX
SEAL

The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words, "Corporate Seal", PROVIDED, HOWEVER, that the validity of any corporate document shall not be affected by the absence of the Corporate Seal.

ARTICLE X
INDEMNIFICATION

        To the extent not inconsistent with the laws of the State of Tennessee as in effect from time to time, every person (and the heirs, executors and administrators of such person) who is a director or officer of the corporation shall in accordance with the provisions of this ARTICLE X be indemnified by the corporation against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding; provided, however, that such person (or his heirs, executors or administrators) is wholly successful with respect thereto or such director or officer acted in good faith, in what he reasonably believed to be the best interest of the Corporation and, in addition, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.  The termination of any claim, action, suit or proceeding by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director or officer did not meet the standards of conduct set forth in this Article X.

        For purposes of this ARTICLE X, the following terms shall have the meanings specified:

        (1) "claim, action, suit or proceeding" shall include any claim, action, suit or proceeding (whether brought by or in the right of the corporation or any other corporation or otherwise), civil, criminal, administrative or investigative, or the threat thereof, in which any person (or the heirs, executors or administrators of such person) who is or was a director of the corporation may become involved as a party or otherwise;

                (a) by reason of his being or having been a director or officer of the corporation or of any subsidiary corporation of the corporation, or of any other corporation which he served as such at the request of the corporation or of which the corporation directly or indirectly is a stockholder or creditor, or in which, or in the stocks, bonds, securities or other obligations of which it is in any way interested; or

                (b) by reason of his acting or having acted in any capacity in a partnership, association, trust or other organization or entity in which he served as such at the request of the corporation or of which the corporation directly or indirectly is an owner or creditor, or in which, or in the shares, bonds, securities or other obligations of which it is in any way interested;

        (2) "liability" and "expense" shall include, but shall not be limited to, counsel fees of, disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by or on behalf of, the person in question, but shall not in any event include any liability on account of profits realized by him in the purchase or sale of securities of the corporation or any expense incurred in connection with such liability; and

        (3) "wholly successful", with respect to any action, suit or proceeding against the person in question, shall include termination thereof without any finding of liability or guilt against such person and, with respect to any claim or threat of an action, suit or proceeding against the person in question, shall include the expiration of a reasonable period of time after the making thereof without the institution of the same if no payment has been made to cause cancellation of such claim or withdrawal of such threat.

        Every person (and the heirs, executors and administrators of such person) referred to in the first paragraph of ARTICLE X who has been wholly successful with respect to any claim, action, suit or proceeding shall be entitled to indemnification.  Every other person claiming indemnification under the first paragraph of this Article X (and the heirs, executors and administrators of such person) shall be entitled to indemnification if independent legal counsel, other than regular counsel of the corporation or other disinterested person or persons, in either case selected and compensated by the board, whether or not a disinterested quorum exists (such counsel of person or persons being hereinafter called a referee), shall deliver to the corporation his written finding that such director or officer has met the standards of conduct set forth in the first paragraph of this ARTICLE X.  The person claiming indemnification shall at the request of the referee appear before him and answer questions which the referee deems relevant and shall be given ample opportunity to present to the referee evidence upon which he relies for indemnification.  The corporation shall at the request of the referee, make available to him facts, opinions or other evidence in any way relevant for his finding which are within the possession or control of the corporation.

        Expenses incurred with respect to any claim, action, suit or proceeding may be advanced by the corporation (by action of the board whether or not a disinterested quorum exists) prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless he becomes entitled to indemnification under this ARTICLE X.

        The rights of indemnification provided in this ARTICLE X shall be in addition to any rights to which any such director or officer may otherwise be entitled by contract or as a matter of law.  Persons who are not directors or officers of the corporation, but are or were employees of the corporation or any subsidiary (or the heirs, executors and administrators of such person) may be indemnified to the extent authorized at any time or from time to time by the board.  Notwithstanding the provisions of this ARTICLE X, the board may, at any time or from time to time, approve indemnification of directors, officers or other persons to the full extent permitted by the provisions of the laws of the State of Tennessee at the time in effect, with respect to past transactions.

ARTICLE XI
VOTING SHARES HELD IN OTHER CORPORATIONS

        In the absence of other arrangements by the Board of Directors, shares of stock issued by any other corporation and owned or controlled by this corporation, may be voted at any stockholders' meeting of the other corporation by the President of this corporation or, if he is not present at the meeting, by the Vice President of this corporation; and in the event neither the President or the Vice President is to be present at a meeting, the shares may be voted by such person as the President and Secretary of the corporation shall by duly executed proxy designate to represent the corporation at the meeting.

ARTICLE XII
CORPORATE TRANSACTIONS IN WHICH
DIRECTORS OR OFFICERS HAVE AN INTEREST

        1 . Except as otherwise provided by law with reference to provisional directors and loans to directors, no transaction in which a director or officer has a personal or an adverse interest shall void or voidable solely for this reason or solely because he is present at or participates in the meeting or his vote is counted:

                (a) If the material facts as to his interest and as to the transaction are disclosed or are known to the Board or committee, and the fact of such interest is noted in the minutes, and the Board or committee authorizes, approves or ratifies the transaction by a vote sufficient for such purpose, without counting the vote of the interested director or directors; or

                (b) If the material facts as to his interest and as to the transaction are disclosed and are known to the stockholders and the transaction is specifically approved by vote of the stockholders without counting the votes of any shares owned or controlled by the interested director or officer; or

                (c) If the transaction is fair and equitable as to the corporation at the time it is authorized or approved, and the party asserting the fairness of the transaction establishes fairness.

        2.  Except as otherwise provided by law with reference to provisional directors, common or interested directors may always be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes, approves or ratifies a transaction. Shares owned by any interested party may be counted in determining whether a quorum of shares is present at a meeting of stockholders which ratifies or approves a transaction.

ARTICLE XIII
AMENDMENTS

        These by-laws may be amended by a two-thirds majority vote of the Board of Directors at any regular meeting or at a special meeting called for the purpose of making such amendment.

AMENDMENTS TO THE BY-LAWS

OF

FIRST PULASKI NATIONAL CORPORATION

        The Board of Directors of First Pulaski National Corporation, in a regularly scheduled meeting on February 15, 1982 amended the By-Laws of the forenamed corporation by the adoption of the following resolution:

        "WHEREAS, Article III, Section 2 of the By-Laws of First Pulaski National Corporation provides that the number of directors of the Corporation shall be at least five (5) and not more than twenty-five (25); and WHEREAS, the Management and Board of Directors of First Pulaski National Corporation have proposed that twenty-nine (29) individuals serve on the Board of Directors for the fiscal year 1982; and WHEREAS, the Board of Directors of First Pulaski National Corporation are desirous of amending Article III, Section 2 so as more than twenty-five (25) individuals may serve on the Board of Directors."

NOW, THEREFORE, Be it resolved that the first sentence of Article III, Section 2 of the By-Laws of First Pulaski National Corporation be and is hereby amended to read as follows:

"The number of directors of the Corporation shall be at least five (5) and not more than thirty (30) as the stockholders shall from time to time determine."

                                             FIRST PULASKI NATIONAL CORPORATION

                                             By: /s/ Glen Lamar

                                           Title: Secretary/Treasurer

AMENDMENTS TO THE BY-LAWS

OF

FIRST PULASKI NATIONAL CORPORATION

        The Board of Directors of First Pulaski National Corporation, in a regularly scheduled meeting on March 8, 1983 was presented the following resolution for its consideration:

"BE IT RESOLVED by the Board of Directors of First Pulaski National Corporation that the following resolution be offered to the shareholders at the annual meeting on April 7, 1983 whereby the first sentence of Article III, Section 2 of the By-Laws of First Pulaski National Corporation be and is hereby amended to read as follows:

"The number of directors of the Corporation shall be at least five (5) and not more than thirty-five (35) as the stockholders shall from time to time determine."

"BE IT RESOLVED by the Board of Directors of First Pulaski National Corporation that the following resolution be offered to the shareholders at the annual meeting on April 7, 1983 whereby the last paragraph amending Article III, Section 2 of the By-Laws of First Pulaski National Corporation be deleted in its entirety and substituting in lieu thereof the following paragraph:

"No person shall be nominated as a director who shall have attained the age of seventy-five (75) years on or before the annual meeting at which Directors are to be elected. However, the foregoing requirement as to age shall not apply to any person holding directorship on March 1, 1983, that is on said date seventy-five (75) years of age or older."

        The resolution was approved as presented by the Board of Directors. As the wording of the resolution so required, the resolution was then offered to the shareholders of the corporation at their Annual Meeting on April 7, 1983, in the following form:

  "BE IT RESOLVED by the stockholders of the First Pulaski National Corporation that the first sentence of Article III, Section 2 of the By-Laws of First Pulaski National Corporation be and is hereby amended to read as follows:

  "The number of directors of the Corporation shall be at least five (5) and not more than thirty-five (35) as the stockholders shall from time to time determine."

  BE IT FURTHER RESOLVED by the stockholders of the First Pulaski National Corporation that the last paragraph of Article III, Section 2 of the By-Laws of First Pulaski National Corporation be deleted in its entirety and substituting in lieu thereof the following paragraph:

  "No person shall be nominated as a director who shall have attained the age of seventy-five (75) years on or before the annual meeting at which Directors are to be elected. However, the foregoing requirement as to age shall not apply to any person holding directorship on March 1, 1983, that is on said date seventy-five (75) years of age or older."

                                                                                          FIRST PULASKI NATIONAL CORPORATION

                                                                                          By: /s/ Glen Lamar

                                                                                          Title: Secretary/Treasurer

AMENDMENTS TO THE BY-LAWS

OF

FIRST PULASKI NATIONAL CORPORATION

        The Board of Directors of First Pulaski National Corporation, in a regularly scheduled meeting on March 8, 1988 amended the By-Laws of the aforenamed corporation by the adoption of the following resolution:

        "WHEREAS, Article III, Section 2 of the By-Laws, adopted by the First Pulaski National Corporation at a meeting on April 30, 1981, provided that "no person shall be nominated as a director who shall have attained the age of seventy (70) years on or before the annual meeting at which Directors are to be elected. However, the foregoing requirement, as to age, shall not apply to any person holding directorship on April 30, 1981, that is on said date seventy (70) years of age or older, nor shall it apply to any person holding a directorship, who shall attain the age of seventy (70) years during the calendar year 1981; and

WHEREAS, Said Article III, Section 2 of the By-Laws was amended at a meeting of the Board of Directors of First Pulaski National Corporation of Pulaski, Tennessee on March 8, 1983 to the effect that "no person shall be nominated as a director who shall have attained the age of seventy-five (75) years on or before the annual meeting at which Directors are to be elected. However, the foregoing requirement as to age shall not apply to any person holding directorship on March 1, 1983, that is on said date seventy-five (75) years of age or older";

BE IT RESOLVED that the age restriction of seventy-five (75) years shall not apply to the current President and Chairman of the Board of the Corporation, who are Robert E. Curry and Parmenas Cox, respectively."

                                                                                                                FIRST PULASKI NATIONAL CORPORATION

                                                                                                                By: /s/ Glen Lamar

                                                                                                                Title: Secretary/Treasurer